                                                                    EXHIBIT 10.2

                                                            BLAKE DAWSON WALDRON

                                                                L A W Y E R S

                                                            --------------------

                              AMENDED AND RESTATED
                              MANUFACTURING LICENCE
                              AND SUPPLY AGREEMENT

                          MARSHALL EDWARDS PTY LIMITED
                                 ACN 099 665 675

                        NOVOGEN LABORATORIES PTY LIMITED
                               ABN 42 002 489 947

                            Level 41
                   225 George Street
                     Sydney NSW 2000
          Telephone: +61 2 9258 6000      24 SEPTEMBER 2003
                Fax: +61 2 9258 6999      REF: SJD.BLM.02-1308-9508

                       (C) BLAKE DAWSON WALDRON 2002-2003

                                    CONTENTS

1.       INTERPRETATION                                                       1

         1.1      DEFINITIONS                                                 1
         1.2      RULES FOR INTERPRETING THIS DOCUMENT                        6
         1.3      BUSINESS DAYS                                               7
         1.4      APPLICATION OF THIS DOCUMENT                                7

2.       MANUFACTURING LICENCE                                                7

         2.1      GRANT OF LICENCE                                            7
         2.2      SUB-LICENCES                                                7
         2.3      EXPIRATION OF PATENT RIGHTS                                 7
         2.4      SUB-CONTRACTORS                                             8

3.       SUPPLY OF COMPOUND                                                   8

         3.1      SUPPLY OF COMPOUND                                          8
         3.2      FORECASTS OF SUPPLY REQUIREMENTS                            8
         3.3      NOTICE REQUIREMENTS FOR A LAUNCH DATE                       8
         3.4      PURCHASE ORDERS                                             8
         3.5      CONFIRMATION OF PURCHASE ORDERS                             9
         3.6      FULFILMENT OF PURCHASE ORDERS                               9
         3.7      PLACE OF DELIVERY                                           9
         3.8      PACKING AND TRANSPORT OF COMPOUND                           9
         3.9      FAILURE TO SUPPLY                                           9

4.       TITLE AND RISK                                                      10

         4.1      PASSING OF TITLE TO COMPOUND                               10
         4.2      RIGHTS BEFORE PASSING OF TITLE                             10
         4.3      SALES TO THIRD PARTIES                                     10
         4.4      RISK                                                       11

5.       FEES FOR THE SUPPLY OF COMPOUND                                     11

         5.1      PURCHASE PRICE                                             11
         5.2      INVOICES FOR PURCHASE PRICE                                11
         5.3      TIME FOR PAYMENT                                           11
         5.4      REVIEWS OF THE PURCHASE PRICE                              11
         5.5      ADJUSTMENT OF PURCHASE PRICE                               11
         5.6      SUSPENSION OF SUPPLY                                       11
         5.7      INSPECTION                                                 12

6.       PAYMENT TERMS                                                       12

         6.1      PAYMENTS                                                   12
         6.2      INTEREST ON OVERDUE ACCOUNTS                               12
         6.3      TERMINATION                                                12

7.       GOODS AND SERVICES TAX                                              12

         7.1      GST LAW DEFINITIONS                                        12
         7.2      GST PAYABLE IN ADDITION TO OTHER AMOUNTS                   12
         7.3      TAX INVOICE                                                13
         7.4      ADJUSTMENTS                                                13
         7.5      GST WHERE MEPL SUPPLIES NOVOGEN LABORATORIES               13

8.       MANUFACTURING DEVELOPMENTS AND IMPROVEMENTS                         13

         8.1      MANUFACTURING DEVELOPMENTS                                 13
         8.2      MANUFACTURING IMPROVEMENTS                                 14
         8.3      TECHNICAL ASSISTANCE                                       14

9.       INTELLECTUAL PROPERTY RIGHTS                                        14

         9.1      ACKNOWLEDGMENT                                             14
         9.2      NOTIFICATION                                               14
         9.3      JOINDER OF NOVOGEN LABORATORIES                            14

10.      CONFIDENTIAL INFORMATION                                            14

         10.1     CONFIDENTIALITY                                            14
         10.2     SECURITY                                                   15
         10.3     EXCEPTIONS TO OBLIGATIONS OF CONFIDENTIALITY               15
         10.4     PUBLIC DOMAIN                                              15

11.      REPRESENTATIONS AND WARRANTIES                                      15

         11.1     WARRANTIES OF EACH PARTY                                   15
         11.2     REPRESENTATIONS AND WARRANTIES BY NOVOGEN LABORATORIES     16
         11.3     REPRESENTATIONS AND WARRANTIES BY MEPL                     16
         11.4     RELIANCE ON REPRESENTATIONS AND WARRANTIES                 17
         11.5     EXCLUSION OF CONDITIONS AND WARRANTIES                     17

12.      LIMITATION OF LIABILITY                                             17

         12.1     INDIRECT AND CONSEQUENTIAL LOSS                            17
         12.2     STATUTORY WARRANTIES                                       17
         12.3     BARRING OF CLAIMS FOR QUANTITY SHORTFALLS OR DAMAGE        18
         12.4     BARRING OF CLAIMS FOR DEFECTS IN QUALITY                   18

13.      INDEMNITIES AND INSURANCE                                           18

         13.1     CLINICAL TRIAL INDEMNITY                                   18
         13.2     COMMERCIALISATION INDEMNITY                                18
         13.3     MEPL'S INSURANCE POLICIES                                  19
         13.4     NAME OF NOVOGEN LABORATORIES                               19
         13.5     CERTIFICATES OF CURRENCY                                   19
         13.6     DEFAULT                                                    19
         13.7     EXPIRY                                                     19

                                                                             ii.

         13.8     NOVOGEN LABORATORIES' INSURANCE                            19

14.      FORCE MAJEURE                                                       19

         14.1     NOTICE AND SUSPENSION OF OBLIGATIONS                       19
         14.2     EFFORT TO OVERCOME                                         20
         14.3     TERMINATION                                                20

15.      TERM AND TERMINATION                                                20

         15.1     TERM                                                       20
         15.2     TERMINATION BY MEPL                                        20
         15.3     TERMINATION BY NOVOGEN LABORATORIES                        21
         15.4     CONSEQUENCES OF TERMINATION                                21
         15.5     SURVIVAL AND ACCRUED RIGHTS                                21

16.      DISPUTE RESOLUTION                                                  22

         16.1     DISPUTES                                                   22
         16.2     NOTICE OF DISPUTE                                          22
         16.3     NEGOTIATION                                                22
         16.4     RESOLUTION OF DISPUTE                                      22
         16.5     MEDIATION                                                  22

17.      NOTICES                                                             22

18.      AMENDMENT AND ASSIGNMENT                                            23

         18.1     AMENDMENT                                                  23
         18.2     ASSIGNMENT                                                 23

19.      GENERAL                                                             23

         19.1     GOVERNING LAW                                              23
         19.2     RELATIONSHIP OF THE PARTIES                                23
         19.3     GIVING EFFECT TO THIS DOCUMENT                             23
         19.4     WAIVER OF RIGHTS                                           23
         19.5     OPERATION OF THIS DOCUMENT                                 24
         19.6     EXCLUSION OF CONTRARY LEGISLATION                          24
         19.7     COUNTERPARTS                                               24

SCHEDULE 1: MANUFACTURING PATENT RIGHTS                                      26

SCHEDULE 2: PRODUCT PATENT RIGHTS                                            27

                                                                            iii.

                              AMENDED AND RESTATED
                   MANUFACTURING LICENCE AND SUPPLY AGREEMENT

DATE     24 September 2003

PARTIES

         MARSHALL EDWARDS PTY LIMITED ACN 099 665 675 whose registered office is situated at 140 Wicks Road, North Ryde, NSW 2113 Australia ("MEPL")

         NOVOGEN LABORATORIES PTY LIMITED ABN 42 002 489 947 whose registered office is situated at 140 Wicks Road, North Ryde, NSW 2113 Australia ("NOVOGEN LABORATORIES")

RECITALS

A. Novogen Research has granted to MEPL a worldwide exclusive licence to exploit the compound known as "phenoxodiol" (or NV-06) for certain human therapeutic uses on the terms and conditions of the Licence Agreement.

B. Novogen Laboratories has expertise and experience in the manufacture of synthetic isoflavone compounds.

C. MEPL granted to Novogen Laboratories a sub-licence to manufacture phenoxodiol and to supply phenoxodiol to MEPL and Novogen Laboratories agreed to accept that sub-licence and to supply phenoxodiol to MEPL on the terms and conditions of the Original Manufacturing Licence and Supply Agreement.

D. The parties have agreed to amend and restate the terms and conditions of the Original Manufacturing Licence and Supply Agreement as set out in this document with effect from the date of this document.

OPERATIVE PROVISIONS

1.       INTERPRETATION

1.1      DEFINITIONS

         The following definitions apply in this document.

         "AUTHORISATION" means:

         (a) an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

         (b) in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken, including any renewal or amendment.

         "BUSINESS DAY" means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia.

         "CHANGE OF CONTROL" of MEPL means, a change in:

         (a) Control of the composition of the board of directors of the corporation;

         (b) Control of more than half the voting rights attaching to shares in the corporation; or

         (c) Control of more than half the issued shares of the corporation (not counting any share which carries no right to participate beyond a specified amount in the distribution of either profit or capital), which, for the avoidance of doubt, does not include a change in:

         (d) Control of the composition of the board of directors of Novogen;

         (e) Control of more than half the voting rights attaching to shares in Novogen; or

         (f) Control of more than half the issued shares of Novogen (excluding any part which carries no right to participate beyond a specified amount in the distribution of either profit or capital).

         "CLINICAL TRIAL" means a clinical evaluation of the stability, tolerability, synergy or efficacy of a Product for use in the Field.

         "COMMENCEMENT DATE" means the date the Original Manufacturing Licence and Supply Agreement was executed by the last of the parties to execute it.

         "COMPOUND" means the compound known as "phenoxodiol" (or NV-06) in its primary manufactured form.

         "CONFIDENTIAL INFORMATION" means all Manufacturing Know How and all written or oral information disclosed by MEPL to Novogen Laboratories under this document, other than information which Novogen Laboratories can establish:

         (a)      was in the public domain when it was given to Novogen
                  Laboratories;

         (b) becomes, after being given to Novogen Laboratories, part of the public domain, except through disclosure contrary to this document; or

         (c) was lawfully received by Novogen Laboratories from another person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality.

         "CONTROL" means a power or control that is direct or indirect or that is, or can be, exercised as a result of, by means of or by the revocation or breach of a trust, an agreement, a practice, or any combination of them, whether or not they are enforceable. It does not matter whether the power or control is express or implied, formal or informal, exercisable alone or jointly with someone else.

         "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

                                                                              2.

         "DEFAULT RATE" means, in relation to an amount which has not been paid to a party, a rate equal to the sum of that party's cost of funding the amount (if that party were to borrow that amount and as determined conclusively by that party) and 2% per annum.

         "DISPUTE" has the meaning given to that term in clause 16.1.

         "DISPUTE NOTICE" has the meaning given to that term in clause 16.2.

         "ENCUMBRANCE" means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set-off or right to withhold payment of a deposit or other money, a notice under section 255 of the Income Tax Assessment Act 1936 (Cth), section 260-5 in schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

         "FDA APPROVAL" means the approval by the Food and Drug Administration of the United States of an investigational new drug (IND) application for a Product to commence phase 1 Clinical Trials in the United States.

         "FIELD" means the prevention, treatment or cure of cancer in humans by pharmaceuticals delivered or administered by injection or by any other means but excluding topical applications. For the avoidance of doubt, "non-topical" applications shall be any means of administration other than to the skin.

         "FORCE MAJEURE EVENT" means any occurrence or omission as a direct or indirect result of which the party relying on it is prevented from or delayed in performing any of its obligations (other than a payment obligation) under this document and that is beyond the reasonable control of that party, including forces of nature, industrial action and action or inaction by a Government Agency.

         "GOVERNMENT AGENCY" means:

         (a)      a government or government department or other body;

         (b)      a governmental, semi-governmental or judicial person; or

         (c) a person (whether autonomous or not) who is charged with the administration of a law.

         "GST" means:

         (a)      the same as in the GST Law; and

         (b) any other goods and services tax, or any tax applying to this transaction in a similar way; and

         (c) any additional tax, penalty tax, fine, interest or other charge under a law for such a tax.

         "GST LAW" means the same as "GST law" means in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

                                                                              3.

         "INCOTERMS" means the international rules for the interpretation of trade terms in foreign trade known as "Incoterms" published by the International Chamber of Commerce.

         "INSOLVENCY EVENT" means, for a person, being in liquidation or provisional liquidation or under administration, having a controller (as defined in the Corporations Act) or analogous person appointed to it or any of its property, being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, taking any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act), entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event, otherwise than in the course of a reorganisation, reconstruction, amalgamation or merger.

         "INTELLECTUAL PROPERTY RIGHTS" means any and all existing and future intellectual and industrial property rights throughout the world, whether conferred by statute, common law or equity, including rights in relation to copyright, trade marks, designs, circuit layouts, plant varieties, business and domain names, trade secrets and Know How (including the right to apply for registration of any such rights), Patent Rights and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields.

         "KNOW HOW" means technical and other information which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures for experiments and tests, results of experimentation and testing, results of research and development and information in laboratory records, data collected during the course of Clinical Trials, case reports, data analyses and summaries and submissions to and information from ethical committees and regulatory authorities.

         "LAUNCH DATE" means in respect of a Product, the date on which that Product is first offered for sale commercially in a country in the Territory.

         "LICENCE AGREEMENT" means the agreement of that title between Novogen Research and MEPL dated on or about the date of this document.

         "LICENSED INTELLECTUAL PROPERTY" means the rights granted to MEPL under the Licence Agreement, which include rights under the Manufacturing Patent Rights, the Manufacturing Know How and the Product Patent Rights.

         "MANUFACTURING DEVELOPMENTS" means all developments, improvements, enhancements, adaptations and new Know How, whether patentable or otherwise, in relation to the synthesis and manufacture of the Compound which during the Term are made or acquired by MEPL, its employees or agents, which MEPL is free to license or disclose.

         "MANUFACTURING IMPROVEMENTS" means all improvements, developments, enhancements, adaptations and new Know How, whether patentable or otherwise, in relation to the synthesis and manufacture of the Compound, which during the Term are made or acquired by Novogen Laboratories, its employees, agents or contractors.

                                                                              4.

         "MANUFACTURING KNOW HOW" means all existing Know How of Novogen Research in relation to the synthesis and manufacture of the Compound and all Manufacturing Developments and Manufacturing Improvements.

         "MANUFACTURING PATENT RIGHTS" means all Patent Rights in the patent applications set out in schedule 1, and all Patent Rights in relation to the Manufacturing Know How.

         "NOVOGEN" means Novogen Limited ABN 37 063 259 754.

         "NOVOGEN RESEARCH" means Novogen Research Pty Limited.

         "ORIGINAL MANUFACTURING LICENCE AND SUPPLY AGREEMENT" means the manufacturing licence and supply agreement entered into between MEPL and Novogen Laboratories in May 2002.

         "PATENT RIGHTS" means existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents thereof) and rights with respect to existing and future patent applications and patentable inventions, including the right to apply for registration of any such rights.

         "PRODUCT" means any product or formulation containing the compound known as "phenoxodiol" (or NV-06) for delivery or administration by injection or by any other means but excluding topical applications, whether in primary manufactured form, final packaged form or otherwise, and whether in combination with any other compound or component, active or otherwise. For the avoidance of doubt "non-topical applications" shall be any means of administration of the Product other than to the skin.

         "PRODUCT PATENT RIGHTS" means all Patent Rights in the patents and patent applications set out in schedule 2.

         "PURCHASE ORDER" has the meaning given to that term in clause 3.4.

         "PURCHASE PRICE" in respect of a quantity of Compound means the total of:

         (a) the cost to Novogen Laboratories of the raw materials used or incorporated into the Compound;

         (b) labour and on costs of Novogen Laboratories in the manufacture and delivery of the Compound;

         (c) manufacturing and general overheads of Novogen Laboratories in the manufacture and delivery of the Compound;

         (d) equipment and facilities costs (including any financing costs) of Novogen Laboratories in the manufacture and delivery of the Compound; and

         (e)      any other costs incidental to the costs in paragraphs (a) to
                  (d) or otherwise incidental to the manufacture, supply or delivery of the Compound under this document,

         plus a markup amount of 50% of that total.

                                                                              5.

         "SUPPLY DATE" means a date for supply of Compound specified in a Purchase Order.

         "TERM" means the term of this document as determined under clause 15.

         "TERRITORY" means the world.

1.2      RULES FOR INTERPRETING THIS DOCUMENT

         Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

         (a)      A reference to:

                  (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

                  (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

                  (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

                  (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

                  (v) anything (including a right, obligation or concept) includes each part of it.

         (b)      A singular word includes the plural, and vice versa.

         (c)      A word which suggests one gender includes the other genders.

         (d) If a word is defined, another part of speech has a corresponding meaning.

         (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

         (f) The word "AGREEMENT" includes an undertaking or other binding arrangement or understanding, whether or not in writing.

         (g) The words "SUBSIDIARY", "HOLDING COMPANY" and "RELATED BODY CORPORATE" have the same meanings as in the Corporations Act.

                                                                              6.

1.3      BUSINESS DAYS

         If the day on or by which a person must do something under this document is not a Business Day:

         (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

         (b) in any other case, the person must do it on or by the previous Business Day.

1.4      APPLICATION OF THIS DOCUMENT

         (a) This document varies and amends the Original Manufacturing Licence and Supply Agreement with effect from the date of execution of this document.

         (b) The terms and conditions of this document replace the terms and conditions of the Original Manufacturing Licence and Supply Agreement.

2.       MANUFACTURING LICENCE

2.1      GRANT OF LICENCE

         MEPL by this document grants to Novogen Laboratories for the Term a non-transferable, exclusive sub-licence under the Licensed Intellectual Property, to:

         (a)      make and keep the Compound in the Territory;

         (b)      supply the Compound to MEPL anywhere in the Territory;

         (c) use any method or process claimed or disclosed in the Manufacturing Patent Rights or forming part of the Manufacturing Know How for the purposes of exercising its rights under paragraphs (a) and (b); and

         (d) keep, use, reproduce, apply, develop, modify and enhance the Manufacturing Know How in the Territory for the purposes of exercising its rights under paragraphs (a), (b) and (c).

2.2      SUB-LICENCES

         Novogen Laboratories must not grant any sub-licence of any of the rights granted to it under clause 2.1 without the prior written consent of MEPL.

2.3      EXPIRATION OF PATENT RIGHTS

         If during the Term all Patent Rights in the Licensed Intellectual Property in any country in the Territory lapse or are held invalid, then subject to clause 15.1, the licence granted in clause 2.1 shall continue in full force and effect in that country on the same terms as a licence under the Intellectual Property Rights in the Manufacturing Know How only.

                                                                              7.

2.4      SUB-CONTRACTORS

         Novogen Laboratories must not engage agents or sub-contractors to exercise its rights or to perform its obligations under this document without the prior written consent of MEPL.

3.       SUPPLY OF COMPOUND

3.1      SUPPLY OF COMPOUND

         Novogen Laboratories agrees to supply Compound to MEPL on the terms and conditions of this document.

3.2      FORECASTS OF SUPPLY REQUIREMENTS

         Within 20 Business Days following the Commencement Date, and thereafter at least 30 days prior to the end of each Quarter, MEPL shall provide to Novogen Laboratories a rolling forecast which specifies MEPL's estimated requirements for supply of Compound for the following four Quarters, which includes:

         (a) the volume of Compound estimated to be required for the purposes of Clinical Trials;

         (b) the volume of Compound estimated to be required for the purposes of commercialisation; and

         (c)      the anticipated Supply Dates.

3.3      NOTICE REQUIREMENTS FOR A LAUNCH DATE

         MEPL acknowledges that in order for Novogen Laboratories to manufacture and accumulate sufficient stock of Compound prior to any launch of a Product, Novogen Laboratories must have adequate notice of the Launch Date. Accordingly, MEPL must provide to Novogen Laboratories at least 1 year's advance written notice of any Launch Date.

3.4      PURCHASE ORDERS

         Subject to clause 3.3, at least 8 weeks prior to any proposed Supply Date, MEPL must provide to Novogen Laboratories a written order for Compound, having regard to the forecasts provided by MEPL under clause
         3.2 (a "PURCHASE ORDER"). All Purchase Orders must include:

         (a)      the volume of Compound required;

         (b)      the indicative Supply Date; and

         (c)      the place at which delivery is to be made under clause 3.7.

                                                                              8.

3.5      CONFIRMATION OF PURCHASE ORDERS

         Within 5 Business Days of receiving a Purchase Order, Novogen Laboratories shall notify MEPL in writing:

         (a)      that it has received that Purchase Order; and

         (b) the volume of Compound in the Purchase Order which Novogen Laboratories is able to supply by the Supply Date.

3.6      FULFILMENT OF PURCHASE ORDERS

         Upon confirmation of a Purchase Order under clause 3.5, Novogen Laboratories shall:

         (a) ensure that it manufactures and has available for delivery by the Supply Date the volume of Compound notified under clause 3.5(b);

         (b) deliver to MEPL by the Supply Date the volume of Compound notified under clause 3.5(b); and

         (c) otherwise use all reasonable endeavours to manufacture and have available for delivery sufficient quantities of Compound to supply to MEPL by the Supply Date the quantity of Compound specified in the Purchase Order.

3.7      PLACE OF DELIVERY

         Novogen Laboratories shall deliver all Compound C.I.F. (Incoterms,
         2000) to MEPL at a port within the Territory nominated by MEPL. Unless the parties agree otherwise in writing, MEPL may nominate only one port for delivery in fulfilment of each Purchase Order.

3.8      PACKING AND TRANSPORT OF COMPOUND

         Novogen Laboratories must ensure that all Compound to be supplied to MEPL under this clause 3 is packed in a secure and appropriate manner so that it is reasonably likely to reach MEPL in good condition under normal conditions of transport.

3.9      FAILURE TO SUPPLY

         If Novogen Laboratories materially and persistently fails to supply to MEPL by the Supply Dates the volume of Compound requested in the Purchase Orders provided by MEPL under clause 3.4 (other than as a result of a suspension under clause 5.6 or clause 14.1):

         (a) MEPL may itself manufacture, or may enter into an agreement with a third party, pursuant to which that third party is licensed to manufacture and supply to MEPL, the quantity of Compound required by MEPL which exceeds the quantity which Novogen Laboratories is able to supply to MEPL under this document; and

         (b) Novogen Laboratories must take all reasonable steps to make available to MEPL or the third party (as the case may be) on reasonable commercial terms such Know How of Novogen Laboratories as is necessary to enable MEPL or the third party

                                                                              9.

                  (as the case may be) to manufacture the additional quantity of Compound referred to in paragraph (a),

         until such time as Novogen Laboratories demonstrates that it is consistently able to supply the quantity of Compound which meets MEPL's requirements.

4.       TITLE AND RISK

4.1      PASSING OF TITLE TO COMPOUND

         Novogen Laboratories retains property in and ownership of all Compound supplied to MEPL until the whole amount payable to Novogen Laboratories for that Compound has been paid to Novogen Laboratories, at which time property and ownership passes to MEPL.

4.2      RIGHTS BEFORE PASSING OF TITLE

         Until property and ownership of Compound passes to MEPL under clause
         4.1:

         (a) Novogen Laboratories may (but need not) call for and recover possession of that Compound (for which purpose Novogen Laboratories may enter MEPL's premises without any liability to MEPL);

         (b) MEPL must deliver the Compound to Novogen Laboratories if so directed by Novogen Laboratories;

         (c) subject to clause 4.3, MEPL holds the Compound in the capacity of a fiduciary for Novogen Laboratories and must keep the Compound in its possession and take good care of it; and

         (d) subject to clause 4.3, MEPL must store the Compound in a manner that clearly shows Novogen Laboratories' ownership.

4.3      SALES TO THIRD PARTIES

         Notwithstanding the provisions of clauses 4.1 and 4.2, if Novogen Laboratories has not been paid the amount payable in respect of any Compound, MEPL may, as principal, in the course of its business sell and deliver the Compound to any third party (and for that purpose Novogen Laboratories gives to MEPL the right to pass ownership of the Compound to the third party), provided:

         (a) if MEPL is paid for the Compound by the third party, MEPL must out of the proceeds of sale of the Compound hold the amount payable to Novogen Laboratories on trust for Novogen Laboratories and must pay that amount into a separate bank account being and denoted as a trust account for Novogen Laboratories; and

         (b) if MEPL has not been paid for the Compound by the third party, MEPL holds the debt owing to it by the third party in respect of the sale of the Compound upon trust for Novogen Laboratories and must assign that debt to Novogen Laboratories upon Novogen Laboratories giving MEPL notice in writing to that effect and for

                                                                             10.

                  the purposes of the assignment of that debt, MEPL irrevocably appoints Novogen Laboratories as its attorney.

4.4      RISK

         Notwithstanding anything in this clause 4, all Compound is at MEPL's risk from the first to occur of:

         (a)      the passing of property to MEPL under clause 4.1;

         (b)      the physical delivery of the Compound to MEPL; or

         (c) the physical delivery of the Compound to a carrier for delivery to MEPL (even if the carrier has not been nominated or retained by MEPL).

5.       FEES FOR THE SUPPLY OF COMPOUND

5.1      PURCHASE PRICE

         In consideration of the supply of Compound to MEPL under clause 3, MEPL must pay to Novogen Laboratories the Purchase Price on the terms and conditions of this document.

5.2      INVOICES FOR PURCHASE PRICE

         Within 5 Business Days of delivery of Compound to MEPL under clause 3.7, Novogen Laboratories must render to MEPL a written invoice setting out the volume of Compound manufactured, packed and supplied to MEPL pursuant to the Purchase Order, and the Purchase Price.

5.3      TIME FOR PAYMENT

         MEPL must pay to Novogen Laboratories the amount stated on each invoice correctly rendered under clause 5.2 within 14 Business Days of the date of the invoice.

5.4      REVIEWS OF THE PURCHASE PRICE

         Novogen Laboratories may review and adjust the Purchase Price once each Quarter in accordance with clause 5.5.

5.5      ADJUSTMENT OF PURCHASE PRICE

         In any Quarterly review under clause 5.4, the Purchase Price will be adjusted by reference to the actual component costs of the Purchase Price for the preceding Quarter, and any adjustment will be effective for all Purchase Orders made after written notice by Novogen Laboratories to MEPL of that adjustment.

5.6      SUSPENSION OF SUPPLY

         If MEPL does not pay any amount due in accordance with this clause 5, Novogen Laboratories may suspend the supply of any further Compound to MEPL until payment is made.

                                                                             11.

5.7      INSPECTION

         MEPL may during normal business hours and upon reasonable notice by its authorised representatives (including accountants and auditors) inspect the records and books of account of Novogen Laboratories to determine whether the Purchase Price has been calculated in accordance with this document. Such authorised representatives may take such copies and extracts of the records and books of account as they think fit and Novogen Laboratories must, and must ensure that its agents and contractors, give such authorised representatives such assistance as is necessary, including by providing access to facilities, hardware, software and documents, to enable the Purchase Price to be ascertained or verified.

6.       PAYMENT TERMS

6.1      PAYMENTS

         All amounts due and payable under clause 5 must be calculated and paid in United States dollars and must be paid by bank cheque or electronic transfer to an account notified by the payee in writing.

6.2      INTEREST ON OVERDUE ACCOUNTS

         Interest shall accrue at the Default Rate on the outstanding balance of all overdue amounts payable under clause 5, calculated daily.

6.3      TERMINATION

         At the end of the Term the price for all Compound delivered to MEPL becomes immediately due and payable to Novogen Laboratories, despite any other payment terms in this document.

7.       GOODS AND SERVICES TAX

7.1      GST LAW DEFINITIONS

         Words defined in the GST Law have the same meaning in this clause 7, unless the context makes it clear that a different meaning is intended.

7.2      GST PAYABLE IN ADDITION TO OTHER AMOUNTS

         In addition to paying all amounts payable by MEPL under this document, MEPL must:

         (a) pay to Novogen Laboratories an amount equal to any GST payable on any supply by Novogen Laboratories under or in connection with this document without deduction or set-off of any other amount;

         (b)      make that payment:

                  (i) if Novogen Laboratories must pay GST on or after receiving the consideration or any part of it - as and when MEPL must pay or provide the consideration or that part of it;

                                                                             12.

                  (ii) if Novogen Laboratories must pay GST on issuing an invoice under this document - on the earlier of the due date for payment of that invoice, or 10 Business Days following the end of the month in which Novogen Laboratories issued that invoice; and

                  (iii) if Novogen Laboratories must pay GST upon the occurrence of some other event - within 5 Business Days of a written request by Novogen Laboratories for payment for the GST, which may be in the form of a tax invoice (or an adjustment note); and

         (c) indemnify Novogen Laboratories against, and pay Novogen Laboratories on demand the amount of:

                  (i) all GST on the transactions contemplated by this document; and

                  (ii) any loss, liability or expense directly or indirectly incurred in connection with or arising from or caused by any failure by MEPL to pay any amount as and when required by this clause 7, for example, any additional tax, penalty tax, fine, interest or other charge under a GST Law.

7.3      TAX INVOICE

         Within 28 days of a written request from MEPL, Novogen Laboratories must issue a tax invoice (or an adjustment note) to MEPL for any supply for which Novogen Laboratories may recover GST from MEPL under this document, and must include in the tax invoice (or adjustment note) the particulars required by the GST Law for MEPL to obtain an input tax credit for that GST.

7.4      ADJUSTMENTS

         Novogen Laboratories must refund to MEPL any overpayment by MEPL for GST, but Novogen Laboratories need not refund to MEPL any amount for GST paid to the Commissioner of Taxation unless Novogen Laboratories has received a refund or credit of that amount.

7.5      GST WHERE MEPL SUPPLIES NOVOGEN LABORATORIES

         If MEPL must pay GST for anything provided or supplied by MEPL under this document, Novogen Laboratories must pay to MEPL an amount equal to that GST in exactly the same way as MEPL must so do for any GST Novogen Laboratories must pay, and this clause 7 applies to that GST as if MEPL was Novogen Laboratories, and Novogen Laboratories was MEPL.

8.       MANUFACTURING DEVELOPMENTS AND IMPROVEMENTS

8.1      MANUFACTURING DEVELOPMENTS

         MEPL shall disclose to Novogen Laboratories all Manufacturing Developments as soon as is reasonably practicable after becoming aware of them.

                                                                             13.

8.2      MANUFACTURING IMPROVEMENTS

         Novogen Laboratories shall disclose to MEPL all Manufacturing Improvements immediately upon becoming aware of them, and by this document Novogen Laboratories assigns to MEPL absolutely and as beneficial owner its entire right, title to and interest in all Intellectual Property Rights in Manufacturing Improvements.

8.3      TECHNICAL ASSISTANCE

         MEPL shall promptly supply to Novogen Laboratories such technical information and assistance as Novogen Laboratories may reasonably request during the Term in order to exercise its rights and perform its obligations under this document.

9.       INTELLECTUAL PROPERTY RIGHTS

9.1      ACKNOWLEDGMENT

         Each party acknowledges that nothing in this document effects an assignment or transfer to Novogen Laboratories of any right, title or interest in the Licensed Intellectual Property and Novogen Laboratories must not represent that it has any right, title or interest in the Licensed Intellectual Property other than the rights expressly granted to it under this document.

9.2      NOTIFICATION

         Novogen Laboratories shall notify MEPL immediately upon becoming aware of:

         (a) any actual or apparent infringement by any person of any Intellectual Property Rights in the Licensed Intellectual Property; or

         (b) any assertion or claim by any person that the activities of a party under this document infringe the Intellectual Property Rights of any person.

9.3      JOINDER OF NOVOGEN LABORATORIES

         If it is necessary that Novogen Laboratories be a party to any proceedings commenced by MEPL for infringement of the Licensed Intellectual Property, Novogen Laboratories shall join such proceedings as a plaintiff and shall at MEPL's cost provide all reasonable assistance, and execute any documents MEPL reasonably requests, in relation to the proceedings.

10.      CONFIDENTIAL INFORMATION

10.1     CONFIDENTIALITY

         Novogen Laboratories shall:

         (a) keep and maintain all Confidential Information strictly confidential;

         (b) use Confidential Information only for the purposes for which it is disclosed; and

                                                                             14.

         (c) not disclose Confidential Information other than to its employees, authorised sub-contractors, legal advisers, auditors or other consultants requiring the information for the purposes of this document and then only upon those persons undertaking in writing to keep that information strictly confidential.

10.2     SECURITY

         For the purposes of clause 10.1, Novogen Laboratories shall establish and maintain effective security measures to safeguard the Confidential Information from unauthorised use or access and shall notify MEPL immediately upon becoming aware of any suspected or actual unauthorised use or disclosure of the Confidential Information.

10.3     EXCEPTIONS TO OBLIGATIONS OF CONFIDENTIALITY

         The obligations in clauses 10.1 and 10.2 do not apply to the extent that Novogen Laboratories is required by law to disclose the Confidential Information, provided that it promptly gives notice to MEPL of that requirement and discloses only that portion of the Confidential Information which it is legally required to disclose.

10.4     PUBLIC DOMAIN

         No Confidential Information shall be deemed to be in the public domain merely because it contains information which is in the public domain or is embraced by a general disclosure which is in the public domain.

11.      REPRESENTATIONS AND WARRANTIES

11.1     WARRANTIES OF EACH PARTY

         Each party represents and warrants that:

         (a) (STATUS) it is a company limited by shares under the Corporations Act;

         (b)      (POWER) it has full legal capacity and power to:

                  (i)      own its property and to carry on its business; and

                  (ii) enter into this document and to carry out the transactions that this document contemplates;

         (c) (CORPORATE AUTHORITY) it has taken all corporate action that is necessary or desirable to authorise its entry into this document and its carrying out the transactions that this document contemplates;

         (d) (AUTHORISATIONS) it holds each Authorisation that is necessary or desirable to:

                  (i) enable it to properly execute this document and to carry out the transactions that this document contemplates;

                  (ii) ensure that this document is legal, valid, binding and admissible in evidence; or

                                                                             15.

                  (iii)    enable it to properly carry on its business,

                  and it is complying with any conditions to which any of these Authorisations is subject;

         (e) (DOCUMENTS EFFECTIVE) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration;

         (f) (NO CONTRAVENTION) neither its execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

                  (i) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

                  (ii)     contravene any Authorisation;

                  (iii) contravene any undertaking or instrument binding on it or any of its property;

                  (iv)     contravene its constitution; or

                  (v) require it to make any payment or delivery in respect of any financial indebtedness before it would otherwise be obliged to do so.

11.2     REPRESENTATIONS AND WARRANTIES BY NOVOGEN LABORATORIES

         Novogen Laboratories represents and warrants to MEPL at the time title to any Compound passes from Novogen Laboratories to MEPL under clause 4, that:

         (a) (OWNERSHIP) subject to any rights arising under clause 4, Novogen Laboratories is the legal and beneficial owner of the Compound and no other person has or shall have any right, title or interest in or in relation to the Compound;

         (b)      (NO ENCUMBRANCE) the Compound is free from any Encumbrance;

         (c) (QUALITY) the Compound is of merchantable quality and is fit for the purpose for which it is intended to be used under this document;

         (d) (PURITY) the Compound is within the specifications accepted for the purposes of the FDA Approval.

11.3     REPRESENTATIONS AND WARRANTIES BY MEPL

         MEPL represents and warrants that:

         (a) (OWNERSHIP) to the best of its knowledge it is the legal and beneficial owner of the Licensed Intellectual Property and to the best of its knowledge no other person has or shall have any claim of ownership with respect to the Licensed Intellectual Property;

                                                                             16.

         (b) (NO ENCUMBRANCE) the Licensed Intellectual Property is free from any Encumbrance; and

         (c) (NO INFRINGEMENT) to its knowledge the exercise by Novogen Laboratories of the rights granted to Novogen Laboratories under this document does not infringe the Intellectual Property Rights of any person.

11.4     RELIANCE ON REPRESENTATIONS AND WARRANTIES

         Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in this clause 11.

11.5     EXCLUSION OF CONDITIONS AND WARRANTIES

         Except for the warranties expressly made in this document, all conditions, warranties, undertakings or representations express or implied arising by statute, general law or otherwise are expressly excluded to the extent permitted by law.

12.      LIMITATION OF LIABILITY

12.1     INDIRECT AND CONSEQUENTIAL LOSS

         Notwithstanding any other provision of this document, and to the extent permitted by law, in no circumstances is Novogen Laboratories liable in contract, tort (including negligence or breach of statutory duty) or otherwise, and whatever the cause, to compensate MEPL for:

         (a)      any increased costs or expenses;

         (b) any economic loss, loss of profit, revenue, business, contracts or anticipated savings; or

         (c) any other special, indirect or consequential loss or damage of any nature.

12.2     STATUTORY WARRANTIES

         If legislation implies in this document any condition or warranty and that legislation avoids or prohibits provisions in a contract excluding or modifying the application of or exercise of or liability under such condition or warranty, the condition or warranty shall be deemed to be included in this document. However the liability of Novogen Laboratories for any breach of such condition or warranty shall be limited at the option of Novogen Laboratories to one or more of the following:

         (a)      if the breach relates to goods:

                  (i) the replacement of the goods or the supply of equivalent goods;

                  (ii)     the repair of the goods;

                  (iii) the payment of the cost of replacing the goods or of acquiring equivalent goods; or

                                                                             17.

                  (iv)     the payment of the cost of having the goods repaired;
                           and

         (b)      if the breach relates to services:

                  (i)      the supplying of the services again; or

                  (ii) the payment of the cost of having the services supplied again.

12.3     BARRING OF CLAIMS FOR QUANTITY SHORTFALLS OR DAMAGE

         To the extent permitted by law, MEPL may not bring any claim of any kind for shortfalls or physical damage to any Compound in a delivery unless MEPL has given notice in writing to Novogen Laboratories setting out details of that damage within 10 Business Days after the receipt of the delivery.

12.4     BARRING OF CLAIMS FOR DEFECTS IN QUALITY

         To the extent permitted by law, MEPL may not bring any claim of any kind in respect of any breach of the warranties in clauses 11.2(c) and 11.2(d) unless MEPL has given notice in writing to Novogen Laboratories setting out details of that breach within 5 Business Days after MEPL becomes aware of the breach.

13.      INDEMNITIES AND INSURANCE

13.1     CLINICAL TRIAL INDEMNITY

         MEPL must indemnify and keep indemnified Novogen Laboratories, its directors, employees and agents against all damages, costs or expenses (including legal costs and expenses on an indemnity basis) in respect of any claims, demands, actions, proceedings or prosecution which may be brought or commenced as a result of or in relation to:

         (a)      the conduct of Clinical Trials generally; or

         (b) any personal injury to or death of any person enrolled in a Clinical Trial arising out of or relating to the administration of the Products or any clinical intervention or procedure provided for or required for the purposes of the Clinical Trials to which such person would not have been exposed but for their participation in the Clinical Trials, except to the extent that the claim, demand, action, proceeding or prosecution arose from any negligence (including breach of statutory duty) of Novogen Laboratories or any breach by Novogen Laboratories of its obligations under this document.

13.2     COMMERCIALISATION INDEMNITY

         MEPL must indemnify and keep indemnified Novogen Laboratories, its directors, employees and agents against all damages, costs or expenses (including legal costs and expenses on an indemnity basis) in respect of any claims, demands, actions, proceedings or prosecution which may be brought or commenced as a result of or in relation to:

         (a) the sale, distribution or other commercialisation or exploitation of Products; or

                                                                             18.

         (b) any packaging, marketing, advertisement or promotion of Products,

         by MEPL, its employees, agents, contractors and sub-licensees, including any warranty claims, product liability claims, product recalls and claims for personal injury or property damage, except to the extent that the claim, demand, action, proceeding or prosecution arose from the negligence (including breach of statutory duty) of Novogen Laboratories or the breach by Novogen Laboratories of its obligations under this document.

13.3     MEPL'S INSURANCE POLICIES

         MEPL must take out and maintain in force in the Territory comprehensive general liability insurance including advertising and product liability insurance for personal injury and property damage and product recall insurance, in relation to all Products on terms satisfactory to Novogen Laboratories.

13.4     NAME OF NOVOGEN LABORATORIES

         If requested by Novogen Laboratories, MEPL must ensure that that Novogen Laboratories is included on the policies referred to in clause
         13.3 as a joint insured or loss payee.

13.5     CERTIFICATES OF CURRENCY

         At the request of Novogen Laboratories from time to time, MEPL must provide to Novogen Laboratories a certificate of currency evidencing its compliance with its obligations under this clause 13.

13.6     DEFAULT

         If within 15 Business Days of a request by Novogen Laboratories under clause 13.5, MEPL does not comply with its obligations under that clause, Novogen Laboratories may (but is not obliged to) take out and maintain the insurance and may recover any premiums paid as a debt due by MEPL.

13.7     EXPIRY

         MEPL shall maintain each insurance policy referred to in clause 13.3 until the expiry date of the last Product sold, hired or otherwise disposed of by or on behalf of MEPL or its sub-licensees.

13.8     NOVOGEN LABORATORIES' INSURANCE

         Novogen Laboratories must take out and maintain in force in the Territory comprehensive general liability insurance policies in relation to its obligations under this document on terms reasonably satisfactory to MEPL.

14.      FORCE MAJEURE

14.1     NOTICE AND SUSPENSION OF OBLIGATIONS

         If a party to this document is affected, or likely to be affected, by a Force Majeure Event:

         (a) that party must immediately give the other prompt notice of that fact including:

                                                                             19.

                  (i)      full particulars of the Force Majeure Event;

                  (ii)     an estimate of its likely duration;

                  (iii) the obligations affected by it and the extent of its effect on those obligations; and

                  (iv)     the steps taken to rectify it; and

         (b) the obligations under this document of the party giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.

14.2     EFFORT TO OVERCOME

         A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to settle any industrial dispute in any way it does not want to.

14.3     TERMINATION

         If a Force Majeure Event continues for more than 3 months, any party may terminate this document by giving at least 10 Business Days notice to the other party.

15.      TERM AND TERMINATION

15.1     TERM

         The rights and obligations of the parties under this document begin on the Commencement Date and continue until this document is terminated in accordance with this clause 15.

15.2     TERMINATION BY MEPL

         MEPL may terminate this document at any time:

         (a) immediately by notice in writing at any time if the Licence Agreement expires or is terminated for any reason;

         (b) immediately if Novogen Laboratories defaults in the performance of any of its obligations under this document which in MEPL's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from MEPL specifying the default and requiring the default to be remedied;

         (c) on 21 days written notice if Novogen Laboratories defaults in the performance of any of its material obligations under this document which in MEPL's reasonable opinion is not capable of remedy; and

         (d)      immediately by notice in writing if:

                  (i)      Novogen Laboratories is involved in an Insolvency
                           Event; or

                                                                             20.

                  (ii) Novogen Laboratories ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Novogen Laboratories.

15.3     TERMINATION BY NOVOGEN LABORATORIES

         Novogen Laboratories may terminate this document at any time:

         (a) immediately if MEPL defaults in the performance of any of its obligations under this document which in Novogen Laboratories' reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Novogen Laboratories specifying the default and requiring the default to be remedied;

         (b) on 21 days written notice if MEPL defaults in the performance of any of its material obligations under this document which in Novogen Laboratories' reasonable opinion is not capable of remedy; and

         (c)      immediately by notice in writing if:

                  (i) there is a Change of Control of MEPL without Novogen Laboratories' written consent (which shall not be unreasonably withheld or delayed or conditioned);

                  (ii)     MEPL is involved in an Insolvency Event; or

                  (iii) MEPL ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by MEPL.

15.4     CONSEQUENCES OF TERMINATION

         Upon expiration or termination of this document for any reason Novogen Laboratories must deliver to MEPL or destroy at MEPL's election, all Compound and Confidential Information in Novogen Laboratories' possession, custody or power and the provisions of clauses 5, 6 and 7 shall apply with respect to that Compound.

15.5     SURVIVAL AND ACCRUED RIGHTS

         Upon termination under this clause 15, this document is at an end as to its future operation except for:

         (a) the enforcement of any right or claim which arises on or has arisen before termination; and

         (b) the obligations of the parties under clauses 1, 6.3, 7, 10, 11.5, 12, 13, 16, 17, 18, 19 (except clause 19.3) and this clause 15, which survive termination.

                                                                             21.

16.      DISPUTE RESOLUTION

16.1     DISPUTES

         If a dispute arises out of or in relation to this document (including any dispute as to breach or termination of the document or as to any claim in tort, in equity or pursuant to any statute) (a "DISPUTE"), a party to this document may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 16 except where the party seeks urgent interlocutory relief.

16.2     NOTICE OF DISPUTE

         A party to this document claiming that a Dispute has arisen under or in relation to this document must give written notice to the other party specifying the nature of the Dispute (a "DISPUTE NOTICE").

16.3     NEGOTIATION

         Upon receipt by a party of a Dispute Notice, Novogen Laboratories and MEPL must procure that their respective Managing Directors meet to endeavour to resolve the Dispute expeditiously by negotiation.

16.4     RESOLUTION OF DISPUTE

         If the parties have not resolved the Dispute under clause 16.3 within 14 days of receipt of a Dispute Notice, the parties must endeavour to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

16.5     MEDIATION

         If the parties do not agree within 28 days of receipt of a Dispute Notice (or such further period as the parties agree in writing) as to:

         (a)      the dispute resolution technique and procedures to be adopted;

         (b)      the timetable for all steps in those procedures; and

         (c) the selection and compensation of the independent person required for such technique,

         the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales.

17.      NOTICES

         (a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

                                                                             22.

         (b) The parties' addresses and fax numbers are those set out below, or as a party notifies the other:

                  MEPL
                  Address:         140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
                  Fax number:      Int + 612 9878 0055
                  Attention:       Managing Director

                  NOVOGEN LABORATORIES:
                  Address:         140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
                  Fax number:      Int + 612 9878 0055
                  Attention:       Managing Director

18.      AMENDMENT AND ASSIGNMENT

18.1     AMENDMENT

         This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

18.2     ASSIGNMENT

         A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the other party's consent.

19.      GENERAL

19.1     GOVERNING LAW

         This document is governed by the law in force in New South Wales.

19.2     RELATIONSHIP OF THE PARTIES

         Nothing in this document creates a relationship of employment, partnership or joint venture between the parties under the laws of any applicable jurisdiction and no party may act or has the authority to act as agent of or in any way bind or commit another party to any obligation.

19.3     GIVING EFFECT TO THIS DOCUMENT

         Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

19.4     WAIVER OF RIGHTS

         A right may only be waived in writing, signed by the party giving the waiver, and:

         (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

                                                                             23.

         (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

         (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

19.5     OPERATION OF THIS DOCUMENT

         (a) This document contains the entire document between the parties about its subject matter. Any previous understanding, document, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

         (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

         (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

19.6     EXCLUSION OF CONTRARY LEGISLATION

         Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

19.7     COUNTERPARTS

         This document may be executed in counterparts.

EXECUTED as an agreement.

EXECUTED by MARSHALL EDWARDS PTY
LIMITED:

/s/ Christopher Naughton                      /s/ David Seaton
_________________________________             __________________________________
Signature of director                         Signature of director/secretary

Christopher Naughton                          David Seaton
_________________________________             __________________________________
Name                                          Name

                                                                             24.

EXECUTED by NOVOGEN LABORATORIES PTY
LIMITED:

/s/ Christopher Naughton                      /s/ Ronald Lea Erratt
_________________________________             __________________________________
Signature of director                         Signature of director/secretary

Christopher Naughton                          Ronald Lea Erratt
_________________________________             __________________________________
Name                                          Name

                                                                             25.

                                   SCHEDULE 1

                           MANUFACTURING PATENT RIGHTS

      APPLICATION                            NO.                    STATUS
Australia                            26510/00                  Under examination

Australia                            PP8685                    Lapsed

Brazil                               0008222-8                 Pending

Canada                               2362819                   Pending

China                                00803816.3                Under examination

Czech Republic                       PV 2001-2920              Pending

Europe                               00904727.5                Under examination

Hong Kong                            02103732.5                Pending

Hungary                              PO105218                  Pending

Israel                               144008                    Pending

Japan                                2000-599749               Pending

Mexico                               008233                    Pending

New Zealand                          512696                    Lapsed

New Zealand                          527700 (divisional)       Pending

Norway                               20013945                  Pending

Singapore                            200103867-8               Pending

South Africa                         20016502                  Pending

Turkey                               01/2367                   Under examination

United States of America             09/889701                 Under examination

                                                                             26.

                                   SCHEDULE 2

                              PRODUCT PATENT RIGHTS

 APPLICATION/PATENT                 NO.                         STATUS
Australia                    731951                        Granted

Australia                    19723/01                      Under examination

Australia                    750031                        Granted

Australia                    PP1124                        Completed provisional
                                                           patent application

Australia                    PO2039                        Completed provisional
                                                           patent application

Australia                    PS1594                        Completed provisional
                                                           patent application

Australia                    2002950294                    Completed provisional
                                                           patent application

Australia                    2002951607                    Completed provisional
                                                           patent application

Australia                    2002953453                    Completed provisional
                                                           patent application

Brazil                       9713180-6                     Under examination

Brazil                       9814343-3                     Under examination

Canada                       2,265,049                     Under examination

Canada                       2316349                       Pending

Czech Republic               PV 699-99                     Under examination

Europe                       97937345.3                    Pending

Europe                       98960911.0                    Pending

Hong Kong                    1019553                       Granted

Hungary                      P9903971                      Under examination

Israel                       128765                        Under examination

Israel                       136784                        Pending

Japan                        10-511105                     Under examination

Mexico                       992092                        Pending

Mexico                       006311                        Pending

New Zealand                  334025                        Granted

New Zealand                  506063                        Under examination

New Zealand                  505377                        Accepted

Norway                       19990965                      Pending

Norway                       20003201                      Pending

People's Republic of China   97198690.8                    Under examination

Portugal                     98/08503                      Pending

Singapore                    64139                         Granted

Singapore                    74235                         Granted

Sweden                       2286-3                        Under examination

Turkey                       TR19990885B                   Granted

Turkey                       2000/2064                     Pending

United Kingdom               2331015                       Granted

United States of America     09/254026                     Under examination

United States of America     Serial number not allocated   Filed 6 August 2003
                             Continuation of 09/254026

United States of America     10/212847                     Under examination

United States of America     10/176762                     Under examination

United States of America     6455032                       Granted

Zimbabwe                     12/99                         Accepted

International                PCT/AU03/00427                Pending

International                PCT/AU97/00563                National phase entry
                                                           completed

International                PCT/AU98/01054                National phase entry
                                                           completed